EXHIBIT 99.1

Willis Towers Watson Reports Strong Fourth Quarter and Full Year 2018 Earnings

 Excluding the Revenue Standard Impact

  Reported Revenue increased 3% for the quarter and 5% for the year
  Organic Revenue increased 6% for the quarter and 5% for the year
  Diluted Earnings per Share were $1.29 for the quarter and $5.87 for the year
  Adjusted Diluted Earnings per Share were $2.40 for the quarter and $10.33 for the year
  Cash flows from operating activities was $1.3 billion, up 55% over prior year
  Free Cash Flow was $1.1 billion, up 90% over prior year

Including the Revenue Standard Impact

  Reported Revenue was $2.4 billion for the quarter and $8.5 billion for the year
  Diluted Earnings per Share were $2.89 for the quarter and $5.27 for the year
  Adjusted Diluted Earnings per Share were $4.00 for the quarter and $9.73 for the year
  Cash flows from operating activities was $1.3 billion
  Free Cash Flow was $1.0 billion

ARLINGTON, Va. and LONDON, Feb. 07, 2019 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ: WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the fourth quarter and full year 2018, which ended December 31, 2018.

“Our performance this quarter provided an outstanding finish to a strong year,” said John Haley, Willis Towers Watson’s chief executive officer. “We are very pleased with our progress in 2018. We concluded our integration efforts and delivered on our financial commitments; with strong top line growth, meaningful profitability improvement and robust cash flow growth. This momentum, combined with our continued focus on executing our strategy, leaves us very well-positioned for another year of operational success and driving shareholder value.”

Financial Summary
As of January 1, 2018, the Company adopted Accounting Standards Codification 606, Revenue From Contracts With Customers (“ASC 606”). The adoption of this new pronouncement had a material impact to the timing, amounts and classifications of certain results and balances within our consolidated financial statements in 2018. As required by ASC 606, under the modified retrospective method of adoption, the Company has provided the impact to the affected line items within the consolidated financial statements for 2018. The 2017 comparative financial line items have not been restated in accordance with the new standard. In an effort to allow the reader to better understand the impact this guidance had on our reported results, we have also included our 2018 results, without the adoption effects of ASC 606, as supplemental information.

The Company also adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost which became effective January 1, 2018 and has been applied retrospectively. As a result of the adoption, the current service-cost component for postretirement benefit cost will remain in Salaries and Benefits and the other components will be included in the Other income, net line.

Consolidated Results Excluding the Revenue Standard

Without the impact of ASC 606, revenue for the three months ended December 31, 2018 was $2.1 billion, an increase of 3% (5% increase constant currency and 6% increase organic), as compared to $2.08 billion for the same period in the prior year.

For the twelve months ended December 31, 2018, without the impact of ASC 606, revenue was $8.6 billion, an increase of 5% (4% increase constant currency and 5% increase organic), as compared to $8.2 billion for the prior year.

Net income attributable to Willis Towers Watson for the fourth quarter of 2018 was $169 million, as compared to $245 million for the prior-year fourth quarter. For the quarter, diluted earnings per share were $1.29, and adjusted diluted earnings per share were $2.40. Net income attributable to Willis Towers Watson and diluted earnings per share for the fourth quarter of 2018 included pre-tax $54 million of transaction and integration expenses. The U.S. GAAP tax rate for the quarter was 19.9%, and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 20.9%.

For the twelve months ended December 31, 2018, net income attributable to Willis Towers Watson was $775 million, a 36% increase from $568 million for the prior year. Diluted earnings per share for the twelve months ended December 31, 2018 were $5.87, and adjusted diluted earnings per share were $10.33. Net income attributable to Willis Towers Watson and diluted earnings per share for the twelve months ended December 31, 2018 included pre-tax $202 million of transaction and integration expenses.

Net income for the fourth quarter of 2018 was $174 million, as compared to $253 million for the prior-year fourth quarter. Adjusted EBITDA for the fourth quarter of 2018 was $525 million, or 24.5% of revenue, as compared to Adjusted EBITDA of $484 million, or 23.3% of revenue, for the prior-year fourth quarter. This represents an increase of 120 basis points in Adjusted EBITDA margin over the prior-year fourth quarter.

For the twelve months ended December 31, 2018, net income was $795 million, an increase from net income of $592 million for the prior year. Adjusted EBITDA for the twelve months ended December 31, 2018 was $2.2 billion or 25.1% of revenue, an increase from Adjusted EBITDA of $1.9 billion, or 23.2% of revenue, for the prior year, representing an increase of 190 basis points in Adjusted EBITDA margin over the prior year.

Consolidated Results Including the Revenue Standard

With the impact of ASC 606, revenue was $2.4 billion for the quarter and $8.5 billion for the twelve months ended December 31, 2018.

Net income attributable to Willis Towers Watson for the fourth quarter of 2018 was $378 million. For the quarter, diluted earnings per share were $2.89, and adjusted diluted earnings per share were $4.00. Net income attributable to Willis Towers Watson and diluted earnings per share for the fourth quarter of 2018 included pre-tax $54 million of transaction and integration expenses. The U.S. GAAP tax rate for the quarter was 19.7%, and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 20.4%.

For the twelve months ended December 31, 2018, net income attributable to Willis Towers Watson was $695 million. Diluted earnings per share for the twelve months ended December 31, 2018 were $5.27, and adjusted diluted earnings per share were $9.73. Net income attributable to Willis Towers Watson and diluted earnings per share for the twelve months ended December 31, 2018 included pre-tax $202 million of transaction and integration expenses.

Net income for the fourth quarter of 2018 was $383 million. Adjusted EBITDA for the fourth quarter of 2018 was $774 million, or 32.6% of revenue.

For the twelve months ended December 31, 2018, net income was $715 million. Adjusted EBITDA for the twelve months ended December 31, 2018 was $2.0 billion, or 23.9% of revenue.

Cash flows from operating activities for the year ended December 31, 2018 was $1.3 billion, an increase of 49% from $862 million for the prior year. Free cash flow for the years ended December 31, 2018 and 2017 was $1.0 billion and $562 million, respectively, representing an 81% increase.

The Company repurchased approximately $201 million of Company stock during the fourth quarter of 2018. For the full year, the Company repurchased approximately $602 million of Company stock.

Fourth Quarter Company Highlights

Segment Highlights

Beginning in 2018, we made certain changes that affect our segment results. These changes included the realignment of certain businesses within our segments, as well as changes to certain allocation methodologies to better reflect the ongoing nature of our businesses. The prior period comparatives have been retrospectively adjusted to reflect our current segment presentation. These changes were unrelated to ASC 606.

Human Capital & Benefits

Results Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Human Capital & Benefits (HCB) segment had revenue of $782 million, an increase of 2% (4% increase constant currency and 4% increase organic) from $768 million in the prior-year fourth quarter. On an organic basis, HCB produced solid growth across all businesses. Health and Benefits led the segment’s revenue growth, with increases in advisory work and specialty products in North America and continued increases in both global benefit management appointments and local and regional work outside North America. Our Talent and Rewards business also generated strong revenue growth, with strong demand for compensation surveys globally and for advisory work in North America, Western Europe and International. Retirement revenue also increased nominally, driven by higher activity levels in Great Britain and International. Technology and Administration Solutions revenue grew moderately, mainly due to new business in Western Europe. The HCB segment had an operating margin of 24% compared to 21% for the prior-year fourth quarter.

Results Including the Revenue Standard

For the quarter, the HCB segment had revenue of $843 million and an operating margin of 30%. Under the new accounting standard more of the revenue related to healthcare policies is recognized over time throughout the year, which better aligns with the Company’s service delivery in this area.

Corporate Risk & Broking

Results Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Corporate Risk & Broking (CRB) segment had revenue of $812 million, an increase of 2% (5% increase constant currency and 5% increase organic) from $793 million in the prior-year fourth quarter, driven by growth across all geographies. North America continued to lead the segment, followed by Great Britain, Western Europe, and International, primarily with new business generation along with strong management of the renewal book portfolio. The CRB segment had an operating margin of 30%, compared to 27% for the prior-year fourth quarter.

Results Including the Revenue Standard

For the quarter, the CRB segment had revenue of $816 million and an operating margin of 29%. The primary difference between accounting standards is the proration of additional Affinity products under the new standard. This change did not have any material impact on 2018 annual revenue, as most policies were effective as of January 1st. The difference in expense is due to the new requirement to defer associated placement costs and to expense such costs on the effective date of a policy.

Investment, Risk & Reinsurance

Results Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Investment, Risk & Reinsurance (IRR) segment had revenue of $297 million, an increase of 3% (5% increase constant currency and 8% increase organic) from $288 million in the prior-year fourth quarter. Reinsurance, Investment, Insurance Consulting and Technology, Wholesale, and Max Matthiessen all contributed to the segment’s strong performance, primarily through a combination of new business and favorable renewals. That performance was partially offset by a decline in Underwriting and Capital Management revenue, as a result of the divestiture of a portion of the U.S. programs business in 2017 and the Loan Protector business in the first quarter of 2018. The IRR segment had an operating margin of negative 1%, as compared to negative 2% for the prior-year fourth quarter.

Results Including the Revenue Standard

For the quarter, the IRR segment had revenue of $280 million and an operating margin of 2%. The primary difference resulting from the new accounting standard is related to the change in revenue recognition for the proportional treaty reinsurance broking arrangements. Under the new standard, estimated revenue is now recognized on the effective date of the policy.

Benefits Delivery and Administration

Results Excluding the Revenue Standard

Excluding the impact of ASC 606, for the quarter, the Benefits Delivery and Administration (BDA) segment had revenue of $209 million, an increase of 8% (8% increase constant currency and 8% increase organic) from $194 million in the prior-year fourth quarter. BDA’s growth resulted from its expanded client base, and new membership and enrollments across all businesses. The BDA segment had an operating margin of 28%, as compared to 23% for the prior-year fourth quarter, due to increased revenue and greater operating efficiency.

Results Including the Revenue Standard

For the quarter, the BDA segment had revenue of $390 million and an operating margin of 61%. The primary difference resulting from the new accounting standard is that the majority of Individual Marketplace revenue is now recognized at the date of placement rather than prorating the revenue over a twelve-month period. Therefore, most of the revenue generated by placements made in the 2017 fall enrollment period was recorded as an adjustment to the opening balance of Retained Earnings as of January 1, 2018, and revenue related to placements in the 2018 fall enrollment period was recognized in the fourth quarter of 2018.

Reconciliation of Segment Operating Income to Income from Operations before Income Taxes

The Company recorded expenses that are excluded from our segment operating income. The exclusions are reconciled on the following tables (in millions of dollars).

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended December 31,
	2018	2018	2017

Segment Operating Income	$738	$485	$416
Amortization	(126)	(126)	(140)
Restructuring costs	—	—	(47)
Transaction and integration expenses	(54)	(54)	(92)
Provisions for significant litigation	—	—	(11)
Unallocated, net	(88)	(95)	(46)
Income from Operations	470	210	80
Interest expense	(54)	(54)	(49)
Other income, net	61	61	49
Income from operations before income taxes	$477	$217	$80

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Years Ended December 31,
	2018	2018	2017

Segment Operating Income	$1,845	$1,945	$1,739
Amortization	(534)	(534)	(581)
Restructuring costs	—	—	(132)
Transaction and integration expenses	(202)	(202)	(269)
Provisions for significant litigation	—	—	(11)
Unallocated, net	(300)	(302)	(230)
Income from Operations	809	907	516
Interest expense	(208)	(208)	(188)
Other income, net	250	250	164
Income from operations before income taxes	$851	$949	$492

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the fourth quarter and full year of 2018. It will be held on Thursday, February 7, 2019, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available for 24 hours at 404-537-3406, conference ID 4370579.

About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has more than 43,000 employees and serving more than 140 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Select Questions and Answers

Q1: What was the impact of foreign currency movements for the fourth quarter and on a full year basis?

For the three months ended December 31, 2018, currency translation decreased our consolidated revenue by $49 million, resulting in a $0.05 decrease to Adjusted Diluted Earnings per Share for the quarter. For the twelve months ended December 31, 2018, currency translation increased our consolidated revenue by $89 million, resulting in a $0.15 increase to Adjusted Diluted Earnings per Share on a full year basis.

Q2: What is the status of the integration program?

The merger integration program concluded in 2018 with in-year integration expense of $202 million. We delivered more than $190 million of annualized savings through 2018, which exceeded the $125 million in annualized savings we committed to when the merger closed. We are not expecting additional integration expenses as we look forward to 2019; instead, any integration-related expenses will be included in the segment results in the future.

Q3: What comprises ‘Other Income, net’, and what was the position for the fourth quarter?

The ‘Other Income, net’ line item is comprised of: A) net periodic pension and postretirement benefit credits excluding service cost, B) net losses from the hedging program’s forward currency purchases and balance sheet remeasurement, C) interest in earnings of associates, and D) gain/loss on disposal of operations.  For the quarter, on a GAAP basis, we recorded $61 million of income in this line item, primarily driven by $63 million of pension credits and partially offset by a net $2 million loss from foreign exchange. Adjusting for the UK pension settlement of $8 million, the ‘Other Income, net’ line included $69 million of income, an increase of $7 million over the prior year.

Q4: What drove the improvement in operating margins in the fourth quarter?

We had a challenging comparable of 6% organic revenue growth in the prior year, and we achieved 6% organic revenue growth again in the fourth quarter, which was attributable to strong performance from all of our businesses.  All four segments achieved organic revenue growth and demonstrated strong operating margin improvement.  Our continued focus on clients’ needs is helping us retain clients and generate new businesses. These factors, coupled with our ability to manage expenses, were the key drivers for growth and margin improvement in the fourth quarter.

Q5: How should we think about the impact of currency for 2019?

Assuming foreign exchange rates remain at current levels, we expect a modest negative impact of about $0.10 to Adjusted Diluted Earnings per Share, primarily in the first quarter of 2019.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income, (4) Adjusted EBITDA, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Rate and (9) Free Cash Flow.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Additionally, in 2018, we adopted ASC 606, which had a material impact on the amount, timing and classification of certain revenue and costs included in our consolidated financial statements. Since the Company adopted the guidance using the modified retrospective method, it has provided the impact to the affected financial statement line items within the consolidated financial statements for 2018; the 2017 comparative financial statement line items have not been restated in accordance with the new standard. In an effort to help the reader better understand the impact that this guidance had on our non-GAAP measures, we have presented these measures as reported, as well as without the adoption of ASC 606.

Furthermore, the compensation for senior executives under certain long-term incentive programs is determined based on the results of our non-GAAP measures for the period 2016 through 2018 calculated without the adoption of ASC 606. Therefore, to ensure transparency, we consider it necessary to also provide the non-GAAP measures without the adoption of ASC 606. This will enable financial statement users the ability to evaluate management’s performance based on the same elements utilized for performance-based remuneration.

Within these measures referred to as “adjusted”, we adjust for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. Some of these items may not be applicable for the current quarter, however they are expected to be part of our full-year results. These items include the following:

  Restructuring costs and transaction and integration expenses - Management believes it is appropriate to adjust for restructuring costs and transaction and integration expenses when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time, or one-time Merger-related transaction expenses. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.

  Gains and losses on disposals of operations - Adjustment to remove the gain or loss resulting from disposed operations.

  Pension settlement and curtailment gains and losses - Adjustment to remove significant pension settlement and curtailment gains and losses to better present how the Company is performing.

  Provisions for significant litigation - We will include provisions for litigation matters which we believe are not representative of our core business operations.

  Venezuelan currency devaluation - Foreign exchange losses incurred as a consequence of the Venezuelan government’s enforced changes to exchange rate mechanisms.

  Tax effects of internal reorganization - Relates to the U.S. income tax expense resulting from the completion of internal reorganizations of the ownership of certain businesses that reduced the investments held by our U.S.-controlled subsidiaries.

  Tax effect of U.S. Tax Reform - Relates to the (1) U.S. income tax adjustment of deferred taxes upon the change in the federal corporate tax rate, (2) the impact of the one-time transition tax on accumulated foreign earnings net of foreign tax credits, and (3) the re-measurement of our net deferred tax liabilities associated with the U.S. tax on certain foreign earnings offset with a write-off of deferred tax assets that will no longer be realizable under U.S. Tax Reform.

We evaluate our revenue on an as reported (U.S. GAAP), constant currency and organic basis. We believe presenting constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Willis Towers Watson considers Constant Currency Change, Organic Change, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income Before Taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s comparable operating and liquidity results would have been had Willis Towers Watson not incurred transaction-related and non-recurring items. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Constant Currency Change – represents the year-over-year change in revenue excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenue, translated at the current year monthly average exchange rates, to the current year as reported revenue, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effects that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.

Organic Change – excludes the impact of fluctuations in foreign currency exchange rates, as described above, the period-over-period impact of acquisitions and divestitures, and the impact of adopting ASC 606 on 2018 revenue. We believe that excluding transaction-related items from our U.S. GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not included these transaction-related items, since the nature, size and number of these translation-related items can vary from period to period.

Adjusted Operating Income – Income from Operations adjusted for amortization, restructuring costs, transaction and integration expenses, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.

Adjusted EBITDA – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.

Adjusted Net Income – Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, the related tax effect of those adjustments and the tax effects of internal reorganizations and U.S. Tax Reform. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted-average number of shares of common stock, diluted.

Adjusted Income Before Taxes – Income from operations before income taxes adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.

Adjusted Income Taxes/Tax Rate – Provision for income taxes adjusted for taxes on certain items of amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations, the tax effects of internal reorganizations and U.S. Tax Reform, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, divided by adjusted income before taxes. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate.

Free Cash Flow – Cash flows from operating activities less cash used to purchase fixed assets and software for internal use. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our consolidated financial statements.

Reconciliations of these measures are included in the accompanying tables with the following exception.

The Company does not reconcile its forward looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions, the impact of changes to tax laws on our financial results and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: the ability of the company to successfully establish, execute and achieve its global business strategy as it evolves; changes in demand for our services, including any decline in defined benefit pension plans or the purchasing of insurance; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that the company faces and the potential for loss of market share and/or profitability; the impact of seasonality and differences in timing of renewals; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement approval will be overturned on appeal, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation or investigation matters; changes in the regulatory environment in which the company operates, including, among other risks, the impact of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; failure to protect client data or breaches of information systems; the ability to comply with complex and evolving regulations related to data privacy and cyber security; the potential impact of Brexit; the ability of the company to properly identify and manage conflicts of interest; reputational damage; reliance on third-party services; the loss of key employees; the ability to successfully manage ongoing organizational changes; disasters or business continuity problems; doing business internationally, including the impact of exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations; technological change; changes and developments in the insurance industry or the United States healthcare system; the risk that the company may not be able to repurchase the intended number of outstanding shares due to M&A activity or investment opportunities, market or business conditions, or other factors; the inability to protect the company’s intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in the company’s pension liabilities; the ability of the company to meet its financial guidance, the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the impact of recent changes to U.S. tax laws, including on our effective tax rate, and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws and regulations; U.S. federal income tax consequences to U.S. persons owning at least 10% of the company’s shares; changes in accounting principles, estimates or assumptions; fluctuation in revenue against the company’s relatively fixed expenses; the laws of Ireland being different from the laws of the United States and potentially affording less protections to the holders of our securities; and the company's holding company structure potentially preventing it from being able to receive dividends or other distributions in needed amounts from our subsidiaries. These factors also include those described under “Risk Factors” in the company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

Contact

INVESTORS
Rich Keefe | +1 215 246 3961 | Rich.Keefe@willistowerswatson.com

WILLIS TOWERS WATSON
Supplemental Segment Information
(In millions of U.S. dollars)
(Unaudited)

The Company adopted ASC 606, Revenue from Contracts with Customers, as of January 1, 2018. Since the Company adopted the guidance using the modified retrospective method, we have provided the impacts to the financial results within the consolidated financial statements for 2018, and the 2017 comparative results have not been restated in accordance with the new standard.  However, certain immaterial prior year amounts have been reclassified to conform to the 2018 presentation. This includes reclassified operating segment data to reflect the changes in the Company's operating structure, which became effective January 1, 2018. These changes had no impact on previously reported consolidated results of operations or financial position and were unrelated to ASC 606.

In an effort to better understand the impact the ASC 606 guidance had on our reported results, we have included the results as reported, as well as without the adoption of ASC 606, as supplemental information.

SEGMENT REVENUE	Excluding Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended December 31,		As Reported	Currency	Constant Currency	Acquisitions/	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Human Capital & Benefits	$782	$768	2%	(2)%	4%	0%	4%
Corporate Risk & Broking	812	793	2%	(3)%	5%	0%	5%
Investment, Risk & Reinsurance	297	288	3%	(2)%	5%	(3)%	8%
Benefits Delivery & Administration	209	194	8%	0%	8%	0%	8%
SEGMENT REVENUE	$2,100	$2,043	3%	(2)%	5%	0%	5%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Excluding Revenue Standard
				Components of Revenue Change(i)
	Years Ended December 31,		As Reported	Currency	Constant Currency	Acquisitions/	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Human Capital & Benefits	$3,292	$3,176	4%	1%	3%	(1)%	3%
Corporate Risk & Broking	2,855	2,709	5%	1%	4%	0%	4%
Investment, Risk & Reinsurance	1,552	1,474	5%	2%	3%	(2)%	6%
Benefits Delivery & Administration	799	734	9%	0%	9%	0%	9%
SEGMENT REVENUE	$8,498	$8,093	5%	1%	4%	(1)%	5%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Including Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended December 31,		As Reported	Currency	Acquisitions/	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Human Capital & Benefits	$843	$768	10%	(2)%	0%	8%	4%
Corporate Risk & Broking	816	793	3%	(3)%	0%	1%	5%
Investment, Risk & Reinsurance	280	288	(3)%	(1)%	(3)%	(6)%	8%
Benefits Delivery & Administration	390	194	101%	0%	0%	93%	8%
SEGMENT REVENUE	$2,329	$2,043	14%	(2)%	0%	11%	5%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Including Revenue Standard
				Components of Revenue Change(i)
	Years Ended December 31,		As Reported	Currency	Acquisitions/	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Human Capital & Benefits	$3,233	$3,176	2%	1%	(1)%	(2)%	3%
Corporate Risk & Broking	2,852	2,709	5%	1%	0%	0%	4%
Investment, Risk & Reinsurance	1,556	1,474	6%	2%	(2)%	0%	6%
Benefits Delivery & Administration	758	734	3%	0%	0%	(6)%	9%
SEGMENT REVENUE	$8,399	$8,093	4%	1%	(1)%	(1)%	5%

(i) Components of revenue change may not add due to rounding

Reconciliation of Segment Revenue to Revenue

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended December 31,
	2018	2018	2017

Segment Revenue	$2,329	$2,100	$2,043
Reimbursable expenses and other	43	39	35
Revenue	$2,372	$2,139	$2,078

Reconciliation of Segment Revenue to Revenue

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Years Ended December 31,
	2018	2018	2017

Segment Revenue	$8,399	$8,498	$8,093
Reimbursable expenses and other	114	115	109
Revenue	$8,513	$8,613	$8,202

The components of the change in Revenue generated for the three months and years ended December 31, 2018 and 2017 are as follows:

	Excluding Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended December 31,		As Reported	Currency	Constant Currency	Acquisitions/	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Revenue	$2,139	$2,078	3%	(2)%	5%	0%	6%

(i) Components of revenue change may not add due to rounding

	Excluding Revenue Standard
				Components of Revenue Change(i)
	Years Ended December 31,		As Reported	Currency	Constant Currency	Acquisitions/	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Revenue	$8,613	$8,202	5%	1%	4%	(1)%	5%

(i) Components of revenue change may not add due to rounding

	Including Revenue Standard
				Components of Revenue Change(i)
	Three Months Ended December 31,		As Reported	Currency	Acquisitions/	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Revenue	$2,372	$2,078	14%	(3)%	0%	11%	6%

(i) Components of revenue change may not add due to rounding

	Including Revenue Standard
				Components of Revenue Change(i)
	Years Ended December 31,		As Reported	Currency	Acquisitions/	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Revenue	$8,513	$8,202	4%	1%	(1)%	(1)%	5%

(i) Components of revenue change may not add due to rounding

SEGMENT OPERATING INCOME (i)

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended December 31,
	2018	2018	2017

Human Capital & Benefits	$253	$189	$164
Corporate Risk & Broking	240	240	214
Investment, Risk & Reinsurance	5	(2)	(6)
Benefits Delivery & Administration	240	58	44
Segment Operating Income	$738	$485	$416

(i) Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, integration expenses, certain litigation provisions, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expenses reported for U.S. GAAP purposes.

SEGMENT OPERATING INCOME (i)

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Years Ended December 31,
	2018	2018	2017

Human Capital & Benefits	$789	$849	$774
Corporate Risk & Broking	528	529	483
Investment, Risk & Reinsurance	384	377	329
Benefits Delivery & Administration	144	190	153
Segment Operating Income	$1,845	$1,945	$1,739

(i) Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, integration expenses, certain litigation provisions, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expenses reported for U.S. GAAP purposes.

Reconciliation of Segment Operating Income to Income from operations before income taxes

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended December 31,
	2018	2018	2017

Segment Operating Income	$738	$485	$416
Amortization	(126)	(126)	(140)
Restructuring costs	—	—	(47)
Transaction and integration expenses	(54)	(54)	(92)
Provisions for significant litigation	—	—	(11)
Unallocated, net(i)	(88)	(95)	(46)
Income from Operations	470	210	80
Interest expense	(54)	(54)	(49)
Other income, net	61	61	49
Income from operations before income taxes	$477	$217	$80

(i) Includes certain costs, primarily related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

Reconciliation of Segment Operating Income to Income from operations before income taxes

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Years Ended December 31,
	2018	2018	2017

Segment Operating Income	$1,845	$1,945	$1,739
Amortization	(534)	(534)	(581)
Restructuring costs	—	—	(132)
Transaction and integration expenses	(202)	(202)	(269)
Provisions for significant litigation	—	—	(11)
Unallocated, net(i)	(300)	(302)	(230)
Income from Operations	809	907	516
Interest expense	(208)	(208)	(188)
Other income, net	250	250	164
Income from operations before income taxes	$851	$949	$492

(i) Includes certain costs, primarily related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

WILLIS TOWERS WATSON
Reconciliations of Non-GAAP Measures
(In millions of U.S. dollars, except per share data)
(Unaudited)

The Company adopted ASC 606, Revenue from Contracts with Customers, as of January 1, 2018. Since the Company adopted the guidance using the modified retrospective method, we have provided the impacts to the financial results within the consolidated financial statements for 2018, and the 2017 comparative results have not been restated in accordance with the new standard. In an effort to better help the reader understand the impacts the ASC 606 guidance had on our reported results, we have included the results as reported, as well as without the adoption of ASC 606.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended December 31,
	2018	2018	2017

Net Income attributable to Willis Towers Watson	$378	$169	$245
Adjusted for certain items:
Amortization	126	126	140
Restructuring costs	—	—	47
Transaction and integration expenses	54	54	92
Provisions for significant litigation	—	—	11
Pension settlement and curtailment gains and losses	8	8	36
Gain on disposal of operations	—	—	(23)
Tax effect on certain items listed above(i)	(45)	(45)	(56)
Tax effects of internal reorganizations	3	3	7
Tax effect of U.S. Tax Reform	—	—	(204)
Adjusted Net Income	$524	$315	$295

Weighted-average shares of common stock, diluted	131	131	133

Diluted Earnings Per Share	$2.89	$1.29	$1.84
Adjusted for certain items:(ii)
Amortization	0.96	0.96	1.05
Restructuring costs	—	—	0.35
Transaction and integration expenses	0.41	0.41	0.69
Provisions for significant litigation	—	—	0.08
Pension settlement and curtailment gains and losses	0.06	0.06	0.27
Gain on disposal of operations	—	—	(0.17)
Tax effect on certain items listed above(i)	(0.34)	(0.34)	(0.42)
Tax effects of internal reorganizations	0.02	0.02	0.05
Tax effect of U.S. Tax Reform	—	—	(1.53)
Adjusted Diluted Earnings Per Share	$4.00	$2.40	$2.21

(i) The tax effect was calculated using an effective tax rate for each item.
(ii) Per share values and totals may differ due to rounding.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Years Ended December 31,
	2018	2018	2017

Net Income attributable to Willis Towers Watson	$695	$775	$568
Adjusted for certain items:
Amortization	534	534	581
Restructuring costs	—	—	132
Transaction and integration expenses	202	202	269
Provisions for significant litigation	—	—	11
Pension settlement and curtailment gains and losses	24	24	36
Loss/(gain) on disposal of operations	9	9	(13)
Venezuela currency devaluation	—	—	2
Tax effect on certain items listed above(i)	(184)	(184)	(275)
Tax effects of internal reorganizations	4	4	48
Tax effect of U.S. Tax Reform	—	—	(204)
Adjusted Net Income	$1,284	$1,364	$1,155

Weighted-average shares of common stock, diluted	132	132	136

Diluted Earnings Per Share	$5.27	$5.87	$4.18
Adjusted for certain items:(ii)
Amortization	4.04	4.04	4.28
Restructuring costs	—	—	0.97
Transaction and integration expenses	1.53	1.53	1.98
Provisions for significant litigation	—	—	0.08
Pension settlement and curtailment gains and losses	0.18	0.18	0.27
Loss/(gain) on disposal of operations	0.07	0.07	(0.09)
Venezuela currency devaluation	—	—	0.01
Tax effect on certain items listed above(i)	(1.39)	(1.39)	(2.02)
Tax effects of internal reorganizations	0.03	0.03	0.35
Tax effect of U.S. Tax Reform	—	—	(1.50)
Adjusted Diluted Earnings Per Share(ii)	$9.73	$10.33	$8.51

(i) The tax effect was calculated using an effective tax rate for each item.
(ii) Per share values and totals may differ due to rounding.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended December 31,
	2018		2018		2017

Net Income	$383	16.1%	$174	8.1%	$253	12.2%
Provision for/(benefit from) income taxes	94		43		(173)
Interest expense	54		54		49
Depreciation	55		66		52
Amortization	126		126		140
Restructuring costs	—		—		47
Transaction and integration expenses	54		54		92
Provisions for significant litigation	—		—		11
Pension settlement and curtailment gains and losses	8		8		36
Loss on disposal of operations	—		—		(23)
Adjusted EBITDA and Adjusted EBITDA Margin	$774	32.6%	$525	24.5%	$484	23.3%

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Years Ended December 31,
	2018		2018		2017

Net Income	$715	8.4%	$795	9.2%	$592	7.2%
Provision for/(benefit from) income taxes	136		154		(100)
Interest expense	208		208		188
Depreciation	208		235		203
Amortization	534		534		581
Restructuring costs	—		—		132
Transaction and integration expenses	202		202		269
Provisions for significant litigation	—		—		11
Pension settlement and curtailment gains and losses	24		24		36
Loss on disposal of operations	9		9		(13)
Venezuela currency devaluation	—		—		2
Adjusted EBITDA and Adjusted EBITDA Margin	$2,036	23.9%	$2,161	25.1%	$1,901	23.2%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended December 31,
	2018		2018		2017

Income from operations	$470	19.8%	$210	9.8%	$80	3.8%
Adjusted for certain items:
Amortization	126		126		140
Restructuring costs	—		—		47
Transaction and integration expenses	54		54		92
Provisions for significant litigation	—		—		11
Adjusted operating income	$650	27.4%	$390	18.2%	$370	17.8%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Years Ended December 31,
	2018		2018		2017

Income from operations	$809	9.5%	$907	10.5%	$516	6.3%
Adjusted for certain items:
Amortization	534		534		581
Restructuring costs	—		—		132
Transaction and integration expenses	202		202		269
Provisions for significant litigation	—		—		11
Adjusted operating income	$1,545	18.1%	$1,643	19.1%	$1,509	18.4%

RECONCILIATION OF GAAP INCOME TAXES/TAX RATE TO ADJUSTED INCOME TAXES/TAX RATE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months Ended December 31,
	2018	2018	2017
Income from operations before income taxes	$477	$217	$80

Adjusted for certain items:
Amortization	126	126	140
Restructuring costs	—	—	47
Transaction and integration expenses	54	54	92
Provisions for significant litigation	—	—	11
Pension settlement and curtailment gains and losses	8	8	36
Gain on disposal of operations	—	—	(23)
Adjusted income before taxes	$665	$405	$383

Provision for/(benefit from) income taxes	$94	$43	$(173)
Tax effect on certain items listed above(i)	45	45	56
Tax effects of internal reorganizations	(3)	(3)	(7)
Tax effect of U.S. Tax Reform	—	—	204
Adjusted income taxes	$136	$85	$80

GAAP tax rate	19.7%	19.9%	(221.4)%
Adjusted tax rate	20.4%	20.9%	20.6%

(i) The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF GAAP INCOME TAXES/TAX RATE TO ADJUSTED INCOME TAXES/TAX RATE

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Years Ended December 31,
	2018	2018	2017
Income from operations before income taxes	$851	$949	$492

Adjusted for certain items:
Amortization	534	534	581
Restructuring costs	—	—	132
Transaction and integration expenses	202	202	269
Provisions for significant litigation	—	—	11
Pension settlement and curtailment gains and losses	24	24	36
Loss/(gain) on disposal of operations	9	9	(13)
Venezuela currency devaluation	—	—	2
Adjusted income before taxes	$1,620	$1,718	$1,510

Provision for/(benefit from) income taxes	$136	$154	$(100)
Tax effect on certain items listed above(i)	184	184	275
Tax effects of internal reorganization	(4)	(4)	(48)
Tax effect of U.S. Tax Reform	—	—	204
Adjusted income taxes	$316	$334	$331

GAAP tax rate	16.0%	16.2%	(20.5)%
Adjusted tax rate	19.5%	19.4%	21.9%

(i) The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Years Ended December 31,
	2018	2018	2017
Cash flows from operating activities	$1,288	$1,338	$862
Less: Additions to fixed assets and software for internal use	(268)	(268)	(300)
Free Cash Flow	$1,020	$1,070	$562

WILLIS TOWERS WATSON
Consolidated Statements of Income
(In millions of U.S. dollars, except per share data)
(Unaudited)

	With Adoption of ASC 606	Without Adoption of ASC 606	With Adoption of ASC 606	Without Adoption of ASC 606
	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Revenue	$2,372	$2,078	$8,513	$8,202

Costs of providing services
Salaries and benefits	1,233	1,291	5,123	4,967
Other operating expenses	434	376	1,637	1,534
Depreciation	55	52	208	203
Amortization	126	140	534	581
Restructuring costs	—	47	—	132
Transaction and integration expenses	54	92	202	269
Total costs of providing services	1,902	1,998	7,704	7,686

Income from operations	470	80	809	516

Interest expense	(54)	(49)	(208)	(188)
Other income, net	61	49	250	164

INCOME FROM OPERATIONS BEFORE INCOME TAXES	477	80	851	492

(Provision for)/benefit from income taxes	(94)	173	(136)	100

NET INCOME	383	253	715	592

Income attributable to non-controlling interests	(5)	(8)	(20)	(24)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$378	$245	$695	$568

Earnings per share
Basic earnings per share	$2.91	$1.85	$5.29	$4.21
Diluted earnings per share	$2.89	$1.84	$5.27	$4.18

Weighted-average shares of common stock, basic	130	133	131	135
Weighted-average shares of common stock, diluted	131	133	132	136

The prior year has been updated for the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost which became effective January 1, 2018 and has been applied retrospectively.

WILLIS TOWERS WATSON
Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	December 31,	December 31,
	2018	2017

ASSETS
Cash and cash equivalents	$1,033	$1,030
Fiduciary assets	12,604	12,155
Accounts receivable, net	2,379	2,246
Prepaid and other current assets	404	430
Total current assets	16,420	15,861
Fixed assets, net	942	985
Goodwill	10,477	10,519
Other intangible assets, net	3,318	3,882
Pension benefits assets	773	764
Other non-current assets	466	447
Total non-current assets	15,976	16,597
TOTAL ASSETS	$32,396	$32,458
LIABILITIES AND EQUITY
Fiduciary liabilities	$12,604	$12,155
Deferred revenue and accrued expenses	1,647	1,711
Short-term debt and current portion of long-term debt	186	85
Other current liabilities	864	804
Total current liabilities	15,301	14,755
Long-term debt	4,389	4,450
Liability for pension benefits	1,170	1,259
Deferred tax liabilities	559	615
Provision for liabilities	540	558
Other non-current liabilities	428	544
Total non-current liabilities	7,086	7,426
TOTAL LIABILITIES	22,387	22,181
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NON-CONTROLLING INTEREST	26	28
EQUITY(i)
Additional paid-in capital	10,615	10,538
Retained earnings	1,201	1,104
Accumulated other comprehensive loss, net of tax	(1,961)	(1,513)
Treasury shares, at cost, 17,519 shares in 2018 and 2017, and 40,000 shares, €1 nominal value, in 2018 and 2017	(3)	(3)
Total Willis Towers Watson shareholders' equity	9,852	10,126
Non-controlling interests	131	123
Total Equity	9,983	10,249
TOTAL LIABILITIES AND EQUITY	$32,396	$32,458

(i) Equity includes (a) Ordinary shares $0.000304635 nominal value; Authorized 1,510,003,775; Issued 128,921,530 (2018) and 132,139,581 (2017); Outstanding 128,921,530 (2018) and 132,139,581 (2017); (b) Ordinary shares, €1 nominal value; Authorized and Issued 40,000 shares in 2018 and 2017; and (c) Preference shares, $0.000115 nominal value; Authorized 1,000,000,000 and Issued none in 2018 and 2017.

WILLIS TOWERS WATSON
Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	With Adoption of ASC 606	Without Adoption of ASC 606
	Years Ended December 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$715	$592
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	213	252
Amortization	534	581
Net periodic benefit of defined benefit pension plans	(163)	(91)
Provision for doubtful receivables from clients	8	17
Benefit from deferred income taxes	(115)	(285)
Share-based compensation	54	67
Net loss/(gain) on disposal of operations	9	(13)
Non-cash foreign exchange loss	26	77
Other, net	8	(57)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	68	(64)
Fiduciary assets	(839)	(1,167)
Fiduciary liabilities	839	1,167
Other assets	(22)	(128)
Other liabilities	(24)	(51)
Provisions	(23)	(35)
Net cash from operating activities	1,288	862

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(268)	(300)
Capitalized software costs	(54)	(75)
Acquisitions of operations, net of cash acquired	(36)	(13)
Net proceeds from sale of operations	4	57
Other, net	13	(4)
Net cash used in investing activities	(341)	(335)

CASH FLOWS USED IN FINANCING ACTIVITIES
Net (payments)/borrowings on revolving credit facility	(754)	642
Senior notes issued	998	649
Proceeds from issuance of other debt	—	32
Debt issuance costs	(8)	(9)
Repayments of debt	(170)	(734)
Repurchase of shares	(602)	(532)
Proceeds from issuance of shares	45	61
Payments related to share cancellation	—	(177)
Payments of deferred and contingent consideration related to acquisitions	(50)	(65)
Cash paid for employee taxes on withholding shares	(30)	(18)
Dividends paid	(306)	(277)
Acquisitions of and dividends paid to non-controlling interests	(26)	(51)
Net cash used in financing activities	(903)	(479)

INCREASE IN CASH AND CASH EQUIVALENTS	44	48
Effect of exchange rate changes on cash and cash equivalents	(41)	112
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,030	870
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,033	$1,030

WILLIS TOWERS WATSON
Supplemental Information
(In millions of U.S. dollars, except per share data)
(Unaudited)

In accordance with the modified retrospective adoption requirements of ASC 606, the following represents the impact of adoption on our consolidated statements of income, balance sheet and statement of cash flows.

	Three Months Ended December 31, 2018
Statement of Income	As Reported	Balances Without Adoption of ASC 606	Effect of Change

Revenue	$2,372	$2,139	$233
Costs of providing services
Salaries and benefits	1,233	1,249	(16)
Depreciation	55	66	(11)
Income from operations	470	210	260
INCOME FROM OPERATIONS BEFORE INCOME TAXES	477	217	260
Provision for income taxes	(94)	(43)	(51)
NET INCOME	383	174	209
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	378	169	209

EARNINGS PER SHARE
Basic earnings per share	$2.91	$1.30	$1.61
Diluted earnings per share	$2.89	$1.29	$1.60

	Year Ended December 31, 2018
Statement of Income	As Reported	Balances Without Adoption of ASC 606	Effect of Change

Revenue	$8,513	$8,613	$(100)
Costs of providing services
Salaries and benefits	5,123	5,098	25
Depreciation	208	235	(27)
Income from operations	809	907	(98)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	851	949	(98)
Provision for income taxes	(136)	(154)	18
NET INCOME	715	795	(80)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	695	775	(80)

EARNINGS PER SHARE
Basic earnings per share	$5.29	$5.90	$(0.61)
Diluted earnings per share	$5.27	$5.87	$(0.60)

	As of December 31, 2018
Balance Sheet	As Reported	Balances Without Adoption of ASC 606	Effect of Change
ASSETS
Accounts receivable, net	$2,379	$2,198	$181
Prepaid and other current assets	404	302	102
Fixed assets, net	942	1,051	(109)
Other non-current assets	466	418	48
LIABILITIES
Deferred revenue and accrued expenses	1,647	1,754	(107)
Other current liabilities	864	863	1
Deferred tax liabilities	559	479	80
Provision for liabilities	540	529	11
EQUITY
Retained earnings	1,201	964	237

	Year Ended December 31, 2018
Statement of Cash Flows	As Reported	Balances Without Adoption of ASC 606	Effect of Change
Net cash from operating activities	$1,288	$1,338	$(50)
Capitalized software costs	(54)	(104)	50

This change is a result of moving a portion of capitalized software related to client system implementations from Investing activities to Operating activities within the Statement of Cash Flows.